Exhibit 2.19

Execution version

AMENDMENT NO. 1 AND JOINDER

to

REGISTRATION RIGHTS AGREEMENT

by and among

MELCO CROWN ENTERTAINMENT LIMITED

(FORMERLY KNOWN AS MELCO PBL ENTERTAINMENT (MACAU) LIMITED)

CROWN ASIA INVESTMENTS PTY. LTD.

(FORMERLY KNOWN AS PBL ASIA INVESTMENTS LIMITED)

CROWN RESORTS LIMITED

MELCO LEISURE AND ENTERTAINMENT GROUP LIMITED

AND

MELCO INTERNATIONAL DEVELOPMENT LIMITED

Dated as of February 9, 2017

AMENDMENT NO. 1 AND JOINDER TO THE REGISTRATION RIGHTS

AGREEMENT

This AMENDMENT NO. 1 AND JOINDER, dated as of February 9, 2017, (the “Amendment and Joinder”) to the Registration Rights Agreement, dated as of 11 December, 2006 (the “Registration Rights Agreement”) is entered into by and among Melco Crown Entertainment Limited (formerly known as Melco PBL Entertainment (Macau) Limited) (the “Company”), Crown Asia Investments Pty. Ltd. (formerly known as PBL Asia Investments Limited) (the “Crown Shareholder”), Crown Resorts Limited (“Crown”), Melco Leisure and Entertainment Group Limited (the “Melco Shareholder”) and Melco International Development Limited (“Melco”). For any and all purposes hereunder, unless otherwise specified herein, (i) capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Rights Agreement (as defined above) and (ii) references herein to Sections shall be to Sections of the Registration Rights Agreement.

W I T N E S S E T H:

WHEREAS, on 11 December 2006, the Company, the Crown Shareholder and the Melco Shareholder entered into the Registration Rights Agreement governing, among other things, certain registration rights with respect to certain securities of the Company;

WHEREAS, on December 14, 2016, the parties to this Amendment No. 1 and Joinder entered into an Amended and Restated Shareholders’ Deed relating to the Company (the “Deed”) with respect to, among other things, certain amendments to the terms and conditions of the Registration Rights Agreement;

WHEREAS, Section 11(d) of the Registration Rights Agreement provides that the Registration Rights Agreement may be amended with the consent in writing of (i) the Company and (ii) the Designated Holders of a majority of the Registrable Securities then outstanding;

WHEREAS, the Crown Shareholder and the Melco Shareholder are the Designated Holders of a majority of the Registrable Securities outstanding;

WHEREAS, the parties desire to amend the Registration Rights Agreement to, among other things, allow for the inclusion of Crown and Melco as parties to the Registration Rights Agreement by execution of this Amendment and Joinder; and

WHEREAS, all things necessary for the execution of this Amendment and Joinder and to make this Amendment and Joinder a valid amendment to the Registration Rights Agreement according to its terms and a valid and binding agreement of the parties thereto have been done;

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements hereinafter set forth and other valuable consideration, the parties hereto agree as follows:

ARTICLE 1

RATIFICATION; CONSTRUCTION OF REFERENCES

Section 1.01. Ratification. This Amendment and Joinder is supplemental to the Registration Rights Agreement, and is entered into in accordance with Section 11(d) thereof. Except as modified, amended and supplemented by this Amendment and Joinder, the provisions of the Registration Rights Agreement are ratified and confirmed in all respects and shall remain in full force and effect.

Section 1.02. Construction of References. Except as otherwise indicated herein, all references to the agreements or instruments herein defined or referred to (including, without limitation, the Deed) shall mean such agreements or instruments as the same may be supplemented or amended from time to time and as the terms thereof may be waived or modified, in each case to the extent permitted by, and in accordance with, the terms thereof.

ARTICLE 2

AMENDMENTS TO THE REGISTRATION RIGHTS AGREEMENT

As of the date of this Amendment and Joinder, the following provisions of the Registration Rights Agreement shall be amended and supplemented as follows:

Section 2.01. Section 1. Certain Definitions.

(a) The definition of “NASD” in Section 1 is replaced in its entirety with the following:

“‘NASD’ means the Financial Industry Regulatory Authority, Inc.”

(b) The definition of “Registrable Securities” in Section 1 is replaced in its entirety with the following:

“‘Registrable Securities’ means each of the following: (a) any and all Ordinary Shares or ADSs owned by the Designated Holders and any Ordinary Shares or ADSs issued or issuable upon conversion of any preferred shares or exercise of any warrants acquired by any of the Designated Holders after the date hereof, (b) any other Ordinary Shares or ADSs acquired or owned by any of the Designated Holders prior to the IPO Effectiveness Date, or acquired or owned by any of the Designated Holders after the IPO Effectiveness Date if such Designated Holder is an Affiliate of the Company or was an Affiliate at any time during the 90 days immediately before the relevant date, (c) any Ordinary Shares or ADSs issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any Ordinary Shares or voting ordinary shares issuable upon conversion, exercise or exchange thereof, and (d) any borrowed Ordinary Shares and ADSs proposed to be resold by the Designated Holders in connection with equity derivatives transactions involving any Ordinary Shares and ADSs covered by any of clauses (a)-(c) of this definition.”

(c) The definition of “Shareholders’ Deed” in Section 1 is replaced in its entirety with the following:

“‘Shareholders’ Deed’ means the Shareholders’ Deed, dated the date hereof, among the Company, the Melco Shareholder, Melco, the PBL Shareholder and PBL, as amended or supplemented from time to time.”

Section 2.02. Section 3(a). Demand Registration.

Section 3(a) is amended by:

(a) adding in the first sentence thereof after the words “the Designated Holders of at least 25% of the Registrable Securities then outstanding,” the words “or, if the Company ceases to be eligible to register the Registrable Securities on Form F-3 or Form S-3, the Designated Holders of at least 10% of the Registrable Securities then outstanding”; and

(b) adding in the first sentence thereof after the words “(x) more than two such Demand Registrations”, the words “(except that, with respect to Designated Holders who are Finance Parties (as defined below) (“Finance Party Designated Holders”) only, and only in the event that the Company ceases to be eligible to register the Registrable Securities on Form F-3 or Form S-3 (or any successor or equivalent form thereto) under the Securities Act, such Finance Party Designated Holders, collectively, will have up to two Demand Registrations available to the extent that no Finance Party Designated Holder had been an Initiating Holder for any earlier Demand Registration so that under no circumstances shall the Finance Party Designated Holders, collectively, be entitled to more than two Demand Registrations under the Registration Rights Agreement)”.

Section 2.03. Section 5. Form F-3 Registration.

(a) The following new Section 5(f) is added after Section 5(e):

“(f) WKSI and Automatic Shelf Registration. The Company has filed a Registration Statement on Form F-3 (File No. 333-215100), which has automatically become effective upon filing pursuant to the Securities Act, pursuant to which the Designated Holders may permissibly offer Registrable Securities (the “Shelf Registration Statement”) on a continuous basis.

Subject to this Section 5(f), the Company shall use reasonable best efforts to keep the Shelf Registration Statement continuously effective for so long as any Designated Holder is an Affiliate of the Company and for 90 days after it ceases to be an Affiliate of the Company. The Company shall use reasonable best efforts to remain a well-known seasoned issuer as defined in Rule 405 under the Securities Act (“WKSI”) and not become an ineligible issuer (as defined in Rule 405 under the Securities Act) during the period during which the Shelf Registration Statement is required to remain effective. If the Shelf Registration Statement has been outstanding for at least three years, at the end of the third year the Company shall refile (for so long as any Designated Holder is an Affiliate of the Company and for 90 days after it ceases to be an Affiliate of the Company) a new automatic shelf registration statement pursuant to which the Designated Holders (in the case of the Melco Shareholder immediately if so requested by it, and upon any required amendments or supplements thereto if not) may permissibly resell Registrable Securities. If at any time when the Company is required to re-evaluate its WKSI status, the Company determines that it is not a WKSI, the Company shall use commercially reasonable efforts (for so long as any Designated Holder is an Affiliate of the Company and for 90 days after it ceases to be an Affiliate of the Company) to refile a replacement shelf registration statement on Form F-3 or Form S-3 and, if such form is not available, an equivalent form, and keep such registration statement effective during the period during which the Shelf Registration Statement is required to be kept effective as provided in the first sentence of this paragraph. Upon the request of any Designated Holder, the Company shall as promptly as practicable, and in any event within 10 Business Days, amend or supplement the Shelf Registration Statement or any replacement thereof as necessary to enable each of the Designated Holders to resell Registrable Securities pursuant thereto.

Notwithstanding anything herein to the contrary, the Company shall have the right (provided that in no event shall the Company avail itself of such right for more than 90 days, in the aggregate, or more than once in any period of 365 consecutive days), exercisable from time to time by delivery of a notice authorized by the Board of Directors, to require the Designated Holders not to sell pursuant to the Shelf Registration Statement, if at the time of the delivery of such notice (each of the events described in the following clauses (i) and (ii), a “Blackout Event”):

(i) the Company intends to engage no later than 90 days following the date of such notice in a firm commitment underwritten public offering; or

(ii) a majority of the independent non-executive directors of the Company has reasonably and in good faith determined that such offering or sale would materially interfere with any material transaction involving the Company.

If the consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X under the Securities Act, the rights of the Designated Holders to offer, sell or distribute any Registrable Securities pursuant to the Shelf Registration Statement shall be suspended until the date on which the Company has filed the financial information required by Rule 3-05 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in the Shelf Registration Statement. The Company shall file such information as promptly as reasonably practicable and in any event within 60 days of such suspension.

The Company, as soon as reasonably practicable, shall:

(i) give the Designated Holders prompt written notice in the event that the Company has suspended sales of Registrable Securities pursuant to the provisions of this Section 5(f);

(ii) give the Designated Holders prompt written notice of the completion of such offering, the completion or disclosure of the material transaction, and the filing of the required financial information with the Commission, as the case may be; and

(iii) promptly file any required amendment or supplement to the Shelf Registration Statement or the form of prospectus included therein.

Each of the Designated Holders agrees that, upon receipt of any notice from the Company of the happening of any Blackout Event, it will forthwith refrain from disposition of Registrable Securities pursuant to the Shelf Registration Statement until its receipt of the notice of completion of such event, disclosure of such material transaction or filing of the required financial information, as the case may be.”

Section 2.04. Section 7. Registration Procedures.

(a) Section 7(a)(i) is amended by adding the phrase “or sold in any offering thereunder, as the case may be” after the words “being registered in such registration”.

(b) Section 7(a)(ii) is amended by adding the words “and provide for the sale of any Registrable Securities registered thereunder by any Designated Holder” after the words “keep such Registration Statement effective.”

(c) Section 7(a)(vi) is amended by adding the phrase “preparing and filing any preliminary or final prospectus supplements, and” after the words “disposition of such Registrable Securities, including”.

ARTICLE 3

JOINDER

Section 3.01. Joinder.

(a) Crown and Melco acknowledge receipt of a copy of the Registration Rights Agreement and, after review and examination thereof, by execution of this Amendment and Joinder do hereby agree to be bound by the terms, conditions and agreements contained therein, as modified by this Amendment and Joinder.

(b) By execution hereof, the Company hereby acknowledges and agrees that Crown and Melco are parties to the Registration Rights Agreement and are entitled to all rights under the Registration Rights Agreement, as modified by this Amendment and Joinder.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Representations. Each of the parties hereto represents on the date hereof (i) that it is duly organized and existing under the laws of the jurisdiction in which it is organized, (ii) that it has the full power and authority to execute, deliver and perform this Amendment and Joinder and (iii) that it has duly authorized the execution and delivery of this Amendment and Joinder.

Section 4.02. Additional Agreements. The parties hereto agree that the terms and conditions of the Deed are not inconsistent with, and comply with, the provisions of the Registration Rights Agreement as modified by this Amendment and Joinder.

Section 4.03. Incorporation into Registration Rights Agreement. This Amendment and Joinder and all its provisions shall be deemed a part of the Registration Rights Agreement for all purposes.

Section 4.04. Application of clause 6.7 of the Deed. The Company’s consent given under clause 6.7 of the Deed shall apply equally in connection with the borrowing of funds by any other Affiliate of Melco under any facilities entered into to finance, or otherwise in connection with, the Proposed Acquisition (as defined in clause 13.15(a) of the Deed), as it applies to the borrowing of funds by the Melco Shareholder to finance the Proposed Acquisition. Accordingly, the Company consents to the pledge by the Melco Shareholder of certain of its shares in the Company in connection with the borrowing of funds by the Melco Shareholder or any other Affiliate of Melco under any facilities entered into to finance, or otherwise in connection with, the Proposed Acquisition (as contemplated by clause 15.2(c) of the Shareholders’ Deed), and agrees that, upon the enforcement by the Finance Parties (as defined below) of their rights in accordance with any such pledge, the rights of the Melco Shareholder under Section 6 of the Deed and under the Registration Rights Agreement as modified by this Amendment and Joinder shall transfer to the pledgee(s) of such shares in connection with such borrowing, and such pledgee(s) shall constitute Designated Holders, unless and until such pledge is discharged and released (other than a discharge and release in connection with any enforcement thereof). For the avoidance of doubt and without limiting the generality of the foregoing, the finance parties to any borrowing of funds by an Affiliate of Melco under any facilities entered into for the purpose of funding, or otherwise in connection with, the Proposed Acquisition including, without limitation, Industrial and Commercial Bank of China (Asia) Limited and its respective successors and assignees (the “Finance Parties”) shall, upon the enforcement by the Finance Parties of their rights in accordance with any pledge in respect of Ordinary Shares or ADSs entered into pursuant to such facilities, constitute Designated Holders of the Ordinary Shares or ADSs pledged in their favor (or owned or controlled by them in connection with any enforcement thereof) in connection with such borrowing. The Finance Parties are intended third-party beneficiaries of the Registration Rights Agreement as modified by this Amendment and Joinder.

Section 4.05. Counterparts. This Amendment and Joinder may be separately executed in counterparts and by the different parties hereto in separate counterparts, all of which when so executed shall be deemed to constitute one and the same instrument.

Section 4.06. Governing Law. This Amendment and Joinder shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment and Joinder to be executed by its duly authorized officer as of the date first set forth above.

MELCO CROWN ENTERTAINMENT LIMITED By:

/s/ Evan Andrew Winkler
Signature of Director

Evan Andrew Winkler
Name of Director (print)

CROWN ASIA INVESTMENTS PTY. LTD.

By:

/s/ Rowen Bruce Craigie
Signature of Director

Rowen Bruce Craigie
Name of Director (print)

CROWN RESORTS LIMITED

By:

/s/ Rowen Bruce Craigie
Signature of Director

Rowen Bruce Craigie
Name of Director (print)

Signature Page for Amendment No. 1 And Joinder To Registration Rights Agreement

MELCO LEISURE AND ENTERTAINMENT GROUP LIMITED By:

/s/ Evan Andrew Winkler
Signature of Director

Evan Andrew Winkler
Name of Director (print)

MELCO INTERNATIONAL DEVELOPMENT LIMITED

By:

/s/ Evan Andrew Winkler
Signature of Director

Evan Andrew Winkler
Name of Director (print)

Signature Page for Amendment No. 1 And Joinder To Registration Rights Agreement